EXHIBIT 99.4

First Quarter 2007

Earnings Conference Call

April 24, 2007

First Quarter 2007 Earnings - Highlights

Reported Net Income - $1.212 Billion

Reported EPS $1.43 (diluted)

Core Results - $831 Million

Core Results EPS $0.98 (diluted)

Excludes:

$412 mm A-T gain from the sale of our interest in Russia.

$109 mm A-T gain from litigation settlements.

$110 mm charge for the completion of a cash tender
offer for various debt issues.

$30 mm provision for a plant closure.

First Quarter 2007 Earnings - Oil & Gas Segment
Variance Analysis - 1Q07 vs. 1Q06

Core Results for 1Q07 of $1.549 Billion

-19% year-over-year

($ in millions)

$1,910

1Q 06

$233

Sales Price

$64

Sales

Volume/Mix

$31

Exploration

Expense

$161

All Others

$1,549

1Q 07

First Quarter 2007 Earnings - Oil & Gas
Segment

1Q07

1Q06

Reported Segment Earnings ($ mm)

$2,070

$1,910

WTI Oil Price ($/bbl)

$58.24

$63.48

NYMEX Gas Price ($/mcf)

$7.17

$11.42

Oxy’s Realized Prices

Worldwide Oil ($/bbl)

$51.78

$55.38

US Natural Gas ($/mcf)

$6.38

$8.36

First Quarter 2007 Earnings - Oil & Gas
Segment

1Q07

1Q06

Oil and Gas Production (mboe/day)

587

563

+4% year-over-year

Production for both quarters excludes volumes

of Russian non-operated asset sold 1/18/07.

Production increase due to:

Acquisition of Vintage Petroleum and Plains.

Higher Middle East production.

An incident at Elk Hills in February reduced

net production in 1Q07 by 14 mboe/day, causing

worldwide production to be slightly below our

earlier guidance.

First Quarter 2007 Earnings - Oil & Gas
Segment

1Q07

1Q06

Exploration Expense ($ mm)

$102

$71

Increase due to Colombia and

Middle East/North Africa

Oil and Gas operating costs were $11.71 per boe in 1Q07
vs. $11.23 per boe for full-year 2006.

These costs increased about 2% from 4Q06.

First Quarter 2007 Earnings – Chemicals Segment
Variance Analysis - 1Q07 vs. 1Q06

Core Results for 1Q07 of $137 Million

-45% year-over-year, and lower than previous guidance.

Primary factor accounting for quarter-to-quarter difference was lower margins for chlor-alkali and PVC.

($ in millions)

$250

1Q 06

$148

Sales Price

$22

Sales

Volume/Mix

$56

Operations/

Manufacturing

$1

All Others

$137

1Q 07

First Quarter 2007 Earnings – Cash Flow

($ in millions)

$3,200

Cash

Flow From

Operations

$1,600

Beginning

Cash

$1,600

Available

Cash

$485

Asset Sale

Proceeds

$785

Capex

Acquisitions

$815

Debt

Reduction

$185

Dividends

$320

Share

Repurchase

$80

Other

$1,500

Ending Cash

Balance

First Quarter 2007 Earnings - Share Repurchase

Spent $320 million to repurchase 7.0 million shares in
1Q07 at an average price of $45.89 a share.

18.7 million shares remain under the current 55 million
share repurchase authorization.

Shares Outstanding (mm)

1Q07

3/31/07

Weighted Average Basic

841.0

Weighted Average Diluted

846.5

Basic Shares Outstanding

838.1

Diluted Shares Outstanding

843.6

First Quarter 2007 Earnings - 2Q07 Outlook

We expect Oil and Gas production in the range of 585 to
600 mboe/day in 2Q07.

2Q07 is expected to include some reduction from PSCs and one less lifting compared to the 1Q07 production.

Previously announced BP transactions will not affect production until their expected closing in 3Q07.

Expect 2Q07 production rate to continue until the Dolphin Project comes on stream.

Commodity Price Sensitivity

A $1.00 per barrel change in oil prices impacts oil and gas quarterly earnings by about $40 million (pre-tax).

A change of 50-cents per million BTUs in gas prices has a $24 million impact on quarterly earnings (pre-tax).  The NYMEX gas price for 1Q07 was $7.17 per mcf.

Exploration expense of about $110 million for seismic
and drilling for our Libya and South American programs.

First Quarter 2007 Earnings - 2Q07 Outlook

Expect 2Q07 Chemical Earnings to be in the range of
$150 to $160 million compared to $137 million in 1Q07.

Chlorine demand, particularly into vinyls, was weaker in 1Q07, however this has led to a tightening market for its co-product, caustic soda.

We expect caustic soda prices and margins to increase in 2Q07.

Expect Interest Expense to be about $10 million in 2Q07.

We will redeem all of the outstanding $276 million of the 8.25%
Vintage Petroleum, LLC senior notes on May 1, 2007.

Expect our combined worldwide tax rate in 2Q07 to
remain about 49 percent.

First Quarter 2007 Earnings

See the investor relations supplemental schedules for the reconciliation of non-
GAAP items.  Statements in this presentation that contain words such as "will",
"expect" or "estimate", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could materially affect expected results.  Factors that could cause results to differ materially include, but are not limited to:  exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this presentation.
Unless legally required, Occidental disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosure in our
Form 10-K, available through the following toll-free telephone number, 1-888-
OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

Occidental Petroleum Corporation
Cash and Cash Equivalents
($ Millions)
Reconciliation to Generally Accepted Accounting Principles (GAAP)
	31-Dec-06	31-Mar-07
Cash and cash equivalents	1,339	1,292
Short-term investments	240	213
	1,579	1,505
Roundings for presentation	21	(5)
	1,600	1,500